Exhibit 99.1

–News Release–

Company Contact:	Public Relations Contact:
Joseph Czyzyk Mercury Air Group, Inc. (310) 827-2737	Larry Barrios/David Herbst MWW Group 213-486-6560

MERCURY AIR GROUP, INC. OPENS A LINE OF CREDIT
WITH BANK OF AMERICA, N.A.

Los Angeles, California (July 30, 2004) – Mercury Air Group, Inc. (AMEX: MAX) today announced the opening of a $30,000,000 working capital line of credit with Bank of America, N.A., subject to customary terms and conditions on availability. The line of credit is in the form of a revolving secured loan with a three-year term.

“As fuel prices rise, this line of credit will provide Mercury with the financial flexibility necessary to meet the needs of our customers and suppliers,” said Joseph A. Czyzyk, President and Chief Executive Officer of Mercury Air Group, Inc. “The arrangement with one of the largest and strongest banks in the nation affirms our strategic focus to grow our business while becoming stronger, better and more competitive in the marketplace.”

About Mercury Air Group

Los Angeles-based Mercury Air Group (AMEX: MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates three business segments worldwide: MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Certain statements contained in this news release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. The Company intends these forward looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.